SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2007

AtriCure, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6033 Schumacher Park Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously announced, Michael D. Hooven, Co-Founder and Chief Technology Officer, is transitioning from his operating role to a consultant. We entered into a Consulting Agreement, dated as of January 1, 2007, with Mr. Hooven, who is also one of our directors. Under the terms of the Agreement, Mr. Hooven will provide consulting services and advice to us with respect to the creation and development of new products and product platforms relating to cardiac arrhythmias and the prevention or reduction of strokes using cardiac devices.

Pursuant to the terms of the Agreement, Mr. Hooven will devote 20 hours per week to the performance of his obligations under the Agreement. As consideration for his services and for assigning the rights to inventions, designs, patents, trademarks and copyrights and other intellectual property as provided for in the Agreement, Mr. Hooven will be paid $12,000 per month. Additionally, under the terms of the Agreement, until December 31, 2009, Mr. Hooven will not compete with us in the United States and will not solicit any of our employees or independent contractors to leave, or cease rendering services to, us. Additionally, until December 31, 2009, Mr. Hooven will not distribute, sell, market or promote any medical device that is designed to prevent, treat or diagnose cardiac diseases or disorders unless he notifies us and provides us with an opportunity to consummate an agreement to jointly engage in the activities in which he proposes to engage. The term of the Agreement is one year, ending on December 31, 2007; provided, however, that if there is a change of control event, the Agreement will terminate automatically upon consummation of the change of control event.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 1.01 by reference. Please see the Agreement, attached as an exhibit to this Form 8-K, for further information.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 for a description of the transition of Mr. Hooven from Chief Technology Officer to consultant.

On January 2, 2007, Stephen S. Cambridge, our Vice President, Sales, retired. Mr. Cambridge’s responsibilities will be assumed by existing personnel.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description
10.1	Consulting Agreement, dated as of January 1, 2007, between AtriCure, Inc. and Michael D. Hooven.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

By:	/s/ David J. Drachman
David J. Drachman
President and Chief Executive Officer

Dated: January 5, 2007

EXHIBIT LIST

No.	Description
10.1	Consulting Agreement, dated as of January 1, 2007, between AtriCure, Inc. and Michael D. Hooven.